FOR IMMEDIATE RELEASE
 Contacts: Jenny Haynes
 (972) 985-6750
 Scott Baradell
 (972) 985-6791


      PAGENET ANNOUNCES REORGANIZATION TO FACILITATE NEW STRATEGY,
            POSITION COMPANY FOR LONG-TERM PROFITABLE GROWTH


 DALLAS, February 9, 1998 -- PageNet (Nasdaq: PAGE), the world's largest wireless messaging company, today announced it will implement a major realignment of its U.S. operations.

 John P. Frazee, Jr., PageNet's chairman, president and CEO, said the reogranization is aimed at creating a world-class organization that will achieve long-term profitable growth through the creation and delivery of branded, customized, value-added wireless information services.

 "Fundamentally, our network, our distribution channels and our customer base are a platform -- a powerful platform for supplying all kinds of information broadly, quickly and conveniently. That information can be a simple personal alert -- the traditional paging message -- but it also can be much more than that. As PageNet will soon begin demonstrating through a number of promising initiatives, we are beginning to evolve from a paging or wireless messaging company to something significantly broader: a wireless information provider," said Mr. Frazee.

 "We have barely scratched the surface of our ability to offer customized, value-added information services to our customers. These information services will span the worlds of business and finance; government and education; sports and entertainment; information oriented to consumers and to individual corporations; and other targeted, branded applications that will be marketed and distributed by PageNet and transmitted over our wireless network," he said.

 "The primary objective of this realignment is to create the organization that can best take advantage of the opportunities ahead while improving the fundamentals of our core business. Our aim is to create an organization that achieves profitable growth and a strong balance sheet for our shareowners, provides superior service to our customers, and offers an exciting and rewarding work environment for our employees."

 To accommodate the realignment, PageNet will record a charge in the range of $65 million to $80 million during the first quarter of 1998. The company said it expects to realize annual recurring performance improvements and cost savings of $45 million to $55 million when the realignment plan is completed in nine to 15 months. Additionally, the company expects the realignment to result in sales productivity increases that, together with associated price increases, will result in approximately $75 million in incremental annual revenues upon completion of the reorganization.

 PageNet will create an expanded sales organization, eliminate redundant regional administrative operations, and consolidate key support functions into company-wide Centers of Excellence. Support functions to be consolidated include customer service, billing and accounting, order fulfillment and inventory management, and some technical operations.

 While the addition of sales personnel and the creation of Centers of Excellence will create jobs in some cities, the consolidation of support functions -- today dispersed across approximately 50 locations across the country -- will result in the net elimination of about 30 percent of the company's 6,000 positions in the United States over the next nine to 15 months. The company expects a large percentage of the workforce reductions to be accomplished through attrition, although severance, outplacement and counseling plans are being established to assist employees whose jobs will be eliminated or relocated.

 "This realignment is the culmination of a collaborative effort between PageNet associates and outside consultants, and has included input from more than 300 PageNet colleagues. While it has required a number of difficult decisions and will ultimately affect the jobs of many of our associates, it is a solid, forward-looking plan that will help us to reach our goals as an organization. The realignment creates a flexible, efficient organization for launching and supporting our new strategy," Mr. Frazee said.

 PageNet is a wireless information provider serving more than 10.3 million subscribers in the United States and Canada through a coast-to-coast network of sales and service offices, resellers and affiliates. PageNet offers text and numeric messaging with local, regional and nationwide coverage options. PageNet also provides broadcast and personalized information services, including exclusive CNN news, sports and financial updates. Detailed information and coverage maps for PageNet services are available on the Internet at www.pagenet.com.

                                  ###

 Safe Harbor Under the Private Securities Litigation Reform Act of 1995

 The statements contained in this release which are not historical facts, such as those concerning the future development and performance of new products and services and future charges, performance improvements, cost savings, attrition rates, and sales productivity and revenue increases, are forward-looking statements that are subject to risks and uncertainties and could differ materially from those set forth in the forward-looking statements. Among the factors that could cause actual future results to differ materially are the accuracy of assumptions regarding the reorganization plan, timing considerations, competitive pressures, growth rates and acceptance of PageNet's services in the marketplace.

 PageNet(R) is a registered trademark of Paging Network, Inc.